Exhibit 10.3

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to License Agreement (the “Second Amendment”), effective as of September 27, 2021 (the “Second Amendment Effective Date”) by and between Bausch + Lomb Ireland Limited (as assignee of Bausch Health Ireland Limited) (“Bausch”) and Clearside Biomedical, Inc. (“Clearside”), amends that certain License Agreement, dated October 22, 2019, by and between Bausch Health and Clearside, as amended by the First Amendment to License Agreement dated as of April 27, 2020 (Collectively, the “Agreement”). Each of Bausch and Clearside shall be referred to herein individually as a “Party” and collectively as the “Parties.”

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereby agree as follows:

ARTICLE I. AMENDMENTS

1.
Article 1 of the Agreement is hereby amended to add the following new definition:

“Licensed Domain Names” means xipere.com and xipere.ca.”

2.
The definition of “Licensed IP” is hereby amended to add “Licensed Domain Names” and, as a result, Section 1.61 is hereby deleted in its entirety and replaced with the following:

“Licensed IP” means the Licensed Know-How, Licensed Marks, Licensed Patents and Licensed Domain Names.”

3.
The following shall be added to the Agreement as new Section 7.8:

“7.8 Licensed Domain Names. Bausch shall have the exclusive right, but not the obligation, to use the Licensed Domain Names in connection with the Development and Commercialization of Products in the Field in the Territory; provided that, in its sole discretion, Bausch may also use other domain names in connection with such Development and Commercialization of Products in the Field in the Territory. Clearside shall maintain the registrations for the Licensed Domain Names, at Clearside’s cost and expense, and shall own all rights in and to all Licensed Domain Names; provided that, Bausch shall have the responsibility (but not the obligation) to develop any websites and related content in connection with the Licensed Domain Names and Bausch shall own any and all intellectual property and other rights in and to such websites and contents. Bausch Health shall own all rights in and to all other domain names (other than the Licensed Domain Names) used in the Development and Commercialization of the Products in the Field in the Territory and shall register and maintain such domain names, at Bausch Health’s cost and expense. Notwithstanding Section 2.3, Clearside represents and warrants that it has not granted, and covenants that it shall not grant during the Term, any rights in or to the Licensed Domain Names (or their registrations) to any Third

Party, including for use outside the Territory or outside the Field, and Clearside further covenants that, during the Term, Clearside itself shall not use or otherwise exploit the Licensed Domain Names (or their registrations) to Develop or Manufacture the Products for use outside the Territory or otherwise outside the scope of the license granted to Bausch Health under Section 2.1. Upon the termination or expiration of the Agreement in its entirety, Clearside shall retain all rights to the Licensed Domain Names and the registrations thereto and Bausch shall have no rights therein; provided, however, that Bausch shall retain ownership of any websites and their contents (and any rights thereto) associated with the Licensed Domain Names.”

ARTICLE II. MISCELLANEOUS

1. Capitalized terms not defined herein shall have the same meanings as set forth in the Agreement.

2. Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

3. This Second Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Second Amendment shall become binding when each Party shall have received a counterpart of such agreement signed by the other Parties.

[signature page follows]

THIS SECOND AMENDMENT TO LICENSE AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Second Amendment Effective Date.

CLEARSIDE BIOMEDICAL, INC. BAUSCH + LOMB IRELAND LIMITED

Signature: /s/ George Lasezkay Signature: /s/ Roger McCrath

Name: George Lasezkay Name: Roger McGrath

Title: CEO Title: Director

Date: September 27, 2021 Date: September 28, 2021